Exhibit 99.1

Kearny Financial Corp. and MSB Financial Corp.

Announce Expected Acquisition Closing Date

FAIRFIELD, N.J. and MILLINGTON, N.J., July 1, 2020 – Kearny Financial Corp. (Nasdaq: KRNY) (“Kearny”) and MSB Financial Corp. (Nasdaq: MSBF) (“MSB”) expect that their proposed merger transaction will be completed after the market closes on July 10, 2020. The parties previously announced that MSB shareholders approved the merger at its shareholder meeting held on May 28, 2020, and that all required regulatory approvals or waivers were received.

In accordance with the merger agreement, MSB shareholders were permitted to elect to receive either 1.3 shares of Kearny common stock, $18.00 in cash, or a combination of cash and shares of Kearny common stock for each share of MSB common stock owned, subject to proration and allocation to ensure that 90% of the shares of MSB common stock outstanding immediately before the completion of the merger are exchanged for shares of Kearny common stock and 10% are exchanged for cash as required by the merger agreement. The election period ended June 15, 2020. Based on the election results, cash elections were oversubscribed. As such, MSB shareholders will be entitled to receive the following merger consideration in exchange for their shares of MSB common stock:

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Shareholders who made a valid all-stock election are entitled to receive 1.3 shares of Kearny common stock for each of their shares of MSB common stock, plus cash in lieu of a fractional share, without interest;

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Shareholders who made a valid all-cash election or a valid mixed stock/cash election are entitled to receive $18.00 in cash, without interest, for approximately 12.3% of their shares of MSB common stock for which they made a valid cash election and 1.3 shares of Kearny common stock for each of their remaining shares of MSB common stock, plus cash in lieu of a fractional share, without interest; or

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Shareholders who made no election or an invalid election are entitled to receive 1.3 shares of Kearny common stock for each of their shares of MSB common stock, plus cash in lieu of a fractional share, without interest.

MSB shareholders with questions regarding their individual election results should contact Georgeson, Kearny’s information agent, at (888) 206-5896.

About Kearny Financial Corp.

Kearny Financial Corp. is the parent company of Kearny Bank which operates from its administrative headquarters in Fairfield, New Jersey, and a total of 46 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. At March 31, 2020, Kearny Financial Corp. had approximately $6.8 billion in total assets. Kearny Bank was recently named to Forbes’ list of 100 Fastest Growing Companies.

About MSB Financial Corp.

MSB Financial Corp. is the holding company for Millington Bank, a state chartered savings bank headquartered in Millington, New Jersey. Millington Bank is a metropolitan, community-focused bank serving residents and businesses in its market area through four full-service branch offices located in northern New Jersey.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Kearny and MSB, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Kearny and MSB’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the businesses of Kearny and MSB may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may not be fully realized or may take longer than expected to be realized; operating costs, customer loss and business disruption following the merger may be greater than expected; the interest rate environment may further compress margins and adversely affect new interest income; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Kearny’s and MSB’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Kearny or MSB or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Kearny and MSB do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

For further information, contact:

Kearny Financial Corp.

Craig Montanaro, President, Chief Executive Officer, and Director

(973) 244-4500

Keith Suchodolski, EVP and Chief Financial Officer

(973) 244-4500

MSB Financial Corp.

Michael Shriner, President and Chief Executive Officer

(908) 647-4000